SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2012

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Clifton Savings Bancorp, Inc. (the “Company”) was held on August 9, 2012.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term bythe following vote:

	FOR	WITHHELD
John H. Peto	22,097,031	456,589
Joseph C. Smith	22,091,096	462,524

There were 2,549,750 broker non-votes on the proposal.

2.	The appointment of ParenteBeard LLC as the Company’s independent registeredpublic accounting firm for the fiscal year ending March 31, 2013 was ratified bythe stockholders by the following vote:

FOR	AGAINST	ABSTAIN
24,121,477	248,334	183,808

There were no broker non-votes on the proposal.

3.	An advisory vote was taken on the compensation of the Company’s namedexecutive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN
22,121,477	248,334	183,808

There were 2,549,751 broker non-votes on the proposal.

Item 8.01   Other Events

On August 10, 2012, the Company issued a press release announcing the results of its annual meeting of stockholders held on August 9, 2012.  A copy of the Company’s press release dated August 10, 2012 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Other Exhibits

      (d)           Exhibits

Number                          Description

99.1                                Press Release dated August 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: August 14, 2012	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer